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                                                                   EXHIBIT 23(c)




OUTTRIM SZABO ASSOCIATES LTD. Petroleum Consultants
Calgary, Alberta
440,333 - 5th Avenue S. W., Calgary, Alberta, Canada T2P 3B6
Phone (403) 266-8680      Fax (403) 266-1887




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



                 We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and on Form
S-3 Nos. 33-50029 and 33-50953 of our summary report dated February 17, 1995 included as Exhibit 99 (b) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and " - Exploration, Development and Production Activities", in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations under the captions "Oil and Gas" and "Capital Resources and Liquidity - Assessment of Oil and Gas Properties" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.


                                            OUTTRIM SZABO ASSOCIATES LTD.




                                            /s/ COLIN P. OUTTRIM

Calgary, Alberta, Canada                    Colin P. Outtrim, P.Eng.
February 17, 1995                           President